UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

LEXAGENE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56456	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center, Suite 4550 Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

(800) 215-1824

Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.03	Bankruptcy or Receivership

On February 24, 2023, LexaGene Holdings Inc. (the “Company”) filed for liquidation under Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”), located in Boston, Massachusetts. A Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control over the assets and liabilities of the Company, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company. The assets of the Company will be liquidated and claims paid in accordance with the Bankruptcy Code.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On February 24, 2023, the Company issued a press release announcing that:

•	it has ceased operations, laid off its staff, and filed for liquidation under Chapter 7 of the Bankruptcy Code;

•	such filing will result in the appointment of a federal bankruptcy trustee to wrap up the Company’s affairs; and

•	at this time the Company does not expect that any liquidation proceeds realized by the bankruptcy trustee will be sufficient to satisfy the claims of all creditors, and it is unlikely that the Company’s shareholders will be eligible to participate in any distribution of liquidation proceeds.

A copy of the news release is submitted as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release dated February 24, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAGENE HOLDINGS INC.

DATE: February 24, 2023	By:	/s/Jack Regan
Dr. Jack Regan
Chief Executive Officer